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                                                                       Exhibit 5

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[LOGO] VALIC       [FILED COPY]                                       [PRODUCT NAME TBD] FIXED AND VARIABLE ANNUITY APPLICATION

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (VALIC)                               For use with all plan types except individual
HOUSTON, TEXAS                                                                                  nonqualified deferred annuities
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1. ANNUITANT/APPLICANT INFORMATION
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Name:__________________________________________________________________________ SSN or Tax ID: ________________________________
     [_] Mr. [_] Mrs. [_] Ms. [_] Dr. [_] Rev.   Gender: [_] Male [_] Female
     [_] Married [_] Not Married [_] Civil Union/Domestic Partner (See Information page(s).)  Date of Birth: __________________

Residence Address*: ___________________________________________________________________________________________________________

City: ___________________________________________________ State: ______________________________ ZIP: __________________________

Home Phone: (______)______________________ Work Phone: (______)_______________________ Other Phone: (______)___________________

Mailing Address* (if different from residence): _______________________________________________________________________________

City: ___________________________________________________ State: ______________________________ ZIP: __________________________

*All accounts will be updated with these addresses.

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2. BENEFICIARY DESIGNATION (REFER TO INFORMATION PAGE(S) FOR GUIDANCE)
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[NOTE: IF YOUR EMPLOYER'S PLAN REQUIRES THAT YOU OBTAIN CONSENT FROM YOUR SPOUSE
OR PARTNER TO NAME A BENEFICIARY OTHER THAN YOUR SPOUSE OR PARTNER, COMPLETE AND RETURN A BENEFICIARY DESIGNATION FORM (VL 14945), INCLUDING THE SPOUSAL CONSENT SECTION, OR YOUR BENEFICIARY DESIGNATION MAY NOT BE VALID WITH RESPECT TO SOME
OR ALL OF YOUR DEATH BENEFITS. Contact your Employer for spousal or partner consent requirements applicable to your plan.] List each beneficiary by name. If no percentage is indicated, benefits will be paid equally to beneficiaries of record. Percentage must total 100%.

PRIMARY:                         Relationship               SSN or Tax ID:         Date of Birth           Percentage
Name(s):                         or Trustee Name:           (Optional)             or Trust Date:          (Whole) %:

-------------------------------  -------------------------  ---------------------  ----------------------  --------------------

-------------------------------  -------------------------  ---------------------  ----------------------  --------------------

CONTINGENT:                      Relationship               SSN or Tax ID:         Date of Birth           Percentage
Name(s):                         or Trustee Name:           (Optional)             or Trust Date:          (Whole) %:

-------------------------------  -------------------------  ---------------------  ----------------------  --------------------

-------------------------------  -------------------------  ---------------------  ----------------------  --------------------
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3. CONTRIBUTION INFORMATION (REFER TO INFORMATION PAGE(S) FOR GUIDANCE.)
-------------------------------------------------------------------------------------------------------------------------------

A maximum of 20 investment options is permitted. See the list of investment options on the Information page(s). If additional space is needed, attach a separate signed and dated sheet with your name and Social Security number on it. Enter the percentage of your contribution to be allocated to each investment option. Percents must be whole numbers totaling 100%.

INVESTMENT OPTION NAME:             NUMBER    VOLUNTARY (1)       INVESTMENT OPTION NAME:             NUMBER    VOLUNTARY (1)

                                                          %                                                                 %
-------------------------------  -----------  -----------         -------------------------------  -----------  -----------
                                                          %                                                                 %
-------------------------------  -----------  -----------         -------------------------------  -----------  -----------
                                                          %                                                                 %
-------------------------------  -----------  -----------         -------------------------------  -----------  -----------
                                                          %                                                                 %
-------------------------------  -----------  -----------         -------------------------------  -----------  -----------
                                                          %                                                                 %
-------------------------------  -----------  -----------         -------------------------------  -----------  -----------
                                                          %                                                                 %
-------------------------------  -----------  -----------         -------------------------------  -----------  -----------
                                                          %                                                                 %
-------------------------------  -----------  -----------         -------------------------------  -----------  -----------
                                                                                                   TOTAL                100 %
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TO BE COMPLETED BY FINANCIAL ADVISOR

PLAN INFORMATION        Plan Type:______________  Plan #:______________  Product:________________  Sub Group:______________

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ANNUITY PAYMENTS OR SURRENDER VALUES ARE VARIABLE WHEN BASED ON THE INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT. THEY ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

ARIZONA RESIDENTS ONLY: On written request, we are required to provide within a reasonable time reasonable factual information regarding the benefits and provisions of the annuity contract to the annuity contract holder and if for any reason the contract holder is not satisfied with the annuity contract, the contract holder may return the annuity contract within 20 days, or within 30 days if the contract holder is 65 years of age or older on the date of application for the annuity contract, after the contract is delivered and receive a refund of all payments allocated to the fixed investment option(s), the variable investment option(s) accumulation value on the date the contract is returned, and any fees or charges on any investment option.

FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

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VL23573 v1/11      Original - VALIC, Copy - Annuitant/Applicant, Copy - Agent, Copy - Agency/Broker/Dealer   1.0     ALTNEWACCT
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4. DOCUMENT DELIVERY CHOICES (SELECT ONE)
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[_] Electronic delivery [_] Paper delivery             E-mail Address: _____________________________________

Electronic delivery is a free service though you may pay Internet service provider fees to access the Internet or receive e-mails. VALIC will send e-mail notices when transaction confirmations, account statements and certain regulatory documents such as prospectuses, supplements, proxies, annual and semi-annual financial reports and privacy notices are available for viewing and/or printing online. Customize your selections at VALIC Online.

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5. ANNUITANT/APPLICANT AFFIRMATIONS AND STATEMENTS
-------------------------------------------------------------------------------------------------------------------------------

This application is subject to acceptance by The Variable Annuity Life Insurance Company at its Home Office. A current prospectus for the The Variable Annuity Life Insurance Company's Separate Account with the privacy notice was provided with this application.

Do you have any existing life insurance policies or annuity contracts? [_] Yes [_] No

Will this annuity replace, discontinue or change any existing life insurance or annuity contract in this or any other company? [_] Yes [_] No

If yes, to either question above, please fill out the required state replacement form.

Are you as the owner of this account an active duty service member of the United States Armed Forces? [_] No [_] Yes (If yes, complete VL 22059.)

It is understood and agreed that the investment options under the annuity contract are listed in the contract prospectus and will be subject to any other limitations described in the annuity contract or the plan, if applicable.

FUNDS ALLOCATED TO ANY MULTI-YEAR ENHANCED FIXED OPTION MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT IF FUNDS ARE WITHDRAWN PRIOR TO THE END OF THE APPLICABLE TERM. THE ADJUSTMENT MAY INCREASE OR DECREASE THE ACCOUNT VALUES.

If new records are necessary to accept future contributions through this employer's plans, I authorize VALIC and the broker dealer of record to establish those new records and to rely on then-current allocation instructions and personal information associated with records established pursuant to this enrollment.

BY SIGNING THIS FORM, I REPRESENT THAT ALL STATEMENTS, ANSWERS, AND AFFIRMATIONS ARE COMPLETE AND TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF, AND THAT I HAVE READ AND UNDERSTAND THE INFORMATION PROVIDED IN THE INFORMATION PAGE(S) ON THE FOLLOWING SUBJECTS:

.. FRAUD WARNINGS      . WITHDRAWAL RESTRICTIONS FOR 403(B) PLANS (IF APPLICABLE)

.. REDEMPTIONS FROM OPTIONAL RETIREMENT PROGRAMS AND OTHER PLANS (IF APPLICABLE)

__________________________________________    _________________________________    ________________________
Annuitant/Applicant's Signature               Signed at City/State                 Date

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6. DEALER/LICENSED AGENT INFORMATION AND SIGNATURES
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Licensed Agent: ____________________________________________ VALIC Agent #/Location:_______________________
                (Print Name)

Licensed Agent Phone: (_______)_________________ State License #:_______________________

To the best of my knowledge the applicant has an existing life insurance policy or annuity contract. [_] Yes [_] No

Do you have any reason to believe the annuity applied for will replace or change any existing life insurance or annuity? [_] Yes [_] No

As Agent, have you complied with all State Replacement Regulations and completed all required State Replacement Forms? [_] Yes [_] N/A

By signing this form, I certify that I have truly and accurately recorded herein the information provided by the applicant.

________________________________________________________________    ______________________
Licensed Agent/Registered Representative's Signature                Date

Broker Dealer: ___________________________________________________________________________
               (Print Name)

Branch Office Address: ___________________________________________________________________

City: ______________________________________ State: ________  ZIP: __________

________________________________________________________________    ______________________
Licensed Principal of Broker Dealer's Signature                     Date

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FOR AGENT USE ONLY (Contact your Broker/Dealer or Agency for details). [Option: [_] A (default) [_] B ]
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VL23573 v1/11      Original - VALIC, Copy - Annuitant/Applicant, Copy - Agent, Copy - Agency/Broker/Dealer   1.0     ALTNEWACCT
                                                                                                                    page 2 of 2
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INFORMATION

[CALIFORNIA SENIOR DISCLOSURE: Please be advised that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation, and you may wish to consult independent legal or financial advice before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.]

FRAUD WARNINGS

[IN SOME STATES WE ARE REQUIRED TO ADVISE YOU OF THE FOLLOWING: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

ARKANSAS, NORTH DAKOTA, SOUTH CAROLINA, SOUTH DAKOTA AND TEXAS RESIDENTS ONLY:
Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, commits insurance fraud, which may be a crime and may subject the person to civil and criminal penalties.

COLORADO RESIDENTS ONLY: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA AND RHODE ISLAND RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

KENTUCKY, NEW MEXICO, OHIO AND PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

LOUISIANA, MARYLAND AND MASSACHUSETTS RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY AND WILLFULLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY AND WILLFULLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO FINES AND CONFINEMENT IN PRISON.

MAINE, TENNESSEE, VIRGINIA AND WASHINGTON RESIDENTS ONLY: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES INCLUDE IMPRISONMENT, FINES AND DENIAL OF INSURANCE BENEFITS.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OKLAHOMA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes any claims for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.]

REDEMPTIONS FROM OPTIONAL RETIREMENT PROGRAMS AND OTHER PLANS

[Distributions from employer-sponsored retirement programs, including Optional Retirement Programs, will be subject to any limitations imposed by the plan.

TEXAS OPTIONAL RETIREMENT PROGRAM

.. Benefits in the Texas Optional Retirement Program vest after one year and one day of participation in one or more optional retirement plans.

.. Benefits under the Texas Optional Retirement Program are available to you only after you attain the age of 70 1/2 years, or terminate participation by death, retirement, or termination of employment in all Texas institutions of higher education.

VALIC will require written verification from the program administrator of your qualification for any requested redemption of any annuity benefits purchased under the Texas Optional Retirement Program.

LOUISIANA OPTIONAL RETIREMENT PROGRAM

For participants in the Louisiana Optional Retirement Program, withdrawals are limited by the plan.]

WITHDRAWAL RESTRICTIONS FOR 403(B) PARTICIPANTS

[According to federal tax laws regulating certain 403(b) plans, any interest and earnings credited to your account after 12/31/88 and any elective contributions made after that date may be withdrawn only under any of the following circumstances.

.. Separation from service    . Death             . Hardship (contributions only)
.. Age 59 1/2 or older        . Disability

Your Employer's plan may contain other withdrawal restrictions. Additionally, some employer plans have alternative investment options among which plan participants may transfer contract values.]

EXPECTED ANNUITY DATE
Whether an age is chosen, or the default is used, the owner may at a later date change the annuity start date subject to the terms and conditions of the [Product name TBD] contract.

BENEFICIARY DESIGNATIONS
Your PRIMARY beneficiary(ies) will be paid any survivor benefit existing under the contract at your death. If there are no surviving primary beneficiaries, your CONTINGENT beneficiary(ies) will receive these benefits.

A beneficiary can be an individual, institution, entity or trustee.

If you wish to designate as beneficiaries your current children and any children who may be born to you or legally adopted in the future, add the words "all my living children" in the name box following the last child listed.

When there are multiple beneficiaries and one predeceases you, the proceeds will be divided among the remaining beneficiaries. A designation of "Per Stirpes" after the beneficiary name allows the children of the deceased beneficiary to receive the deceased beneficiary's portion.

If the beneficiary is a minor, or additional space is needed, please complete and submit a Beneficiary Designation Form (VL 14945).

For assistance with beneficiary designations, contact your financial advisor or a Client Service Professional at [1-800-448-2542.]

CIVIL UNION/DOMESTIC PARTNER
[Although your state may recognize civil unions or domestic partners, Federal law governing annuities and/or retirement plans may not afford a civil union or domestic partner the same rights and options afforded to a spouse as defined in the Federal Defense of Marriage Act. For example, a civil union or domestic partner might not receive spousal protection under ERISA and pay out options available to the civil union or domestic partner upon death of the participant may differ from those available to a spouse.]

VL23573 v1/11

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INFORMATION (CONTINUED)

CONTRIBUTION INFORMATION
Contribution Source:
(1) - Voluntary

INVESTMENT OPTIONS
[001 Fixed Account Plus
002  Short-Term Fixed Account
Multi-Year Enhanced Fixed Option: A minimum of $25,000 is required for each term. All terms may not be available at all times. This option is not available in Pennsylvania. In New Jersey, this option is called Multi-Year Enhanced Option.
096  3 Year Term Multi-Year Fixed Option
097  5 Year Term Multi-Year Fixed Option
098  7 Year Term Multi-Year Fixed Option
099  10 Year Term Multi-Year Fixed Option (not available in Oregon)
048  Aggressive Growth Lifestyle Fund (PineBridge Investments)
069  Ariel Appreciation Fund
068  Ariel Fund
005  Asset Allocation Fund (PineBridge Investments)
072  Blue Chip Growth Fund (T. Rowe Price)
075  Broad Cap Value Income Fund (Barrow Hanley)
039  Capital Appreciation Fund (Bridgeway Capital Mgt.)
007  Capital Conservation Fund (PineBridge Investments)
050  Conservative Growth Lifestyle Fund (PineBridge Investments)
058  Core Bond Fund (PineBridge Investments)
015  Core Equity Fund (BlackRock Financial Mgt.)
021  Dividend Value Fund (BlackRock Financial Mgt./SunAmerica)
089  Foreign Value Fund (Templeton Global)
087  Global Equity Fund (BlackRock Financial Mgt.)
101  Global Real Estate Fund (Invesco/Goldman Sachs)
012  Global Social Awareness Fund (PineBridge Investments)
088  Global Strategy Fund (Franklin Templeton)
008  Government Securities Fund (SunAmerica)
078  Growth Fund (American Century)
016  Growth & Income Fund (SunAmerica)
073  Health Sciences Fund (T. Rowe Price)
060  High Yield Bond Fund (Wellington)
077  Inflation Protected Fund (PineBridge Investments)
011  International Equities Fund (PineBridge Investments)
013  International Government Bond Fund (PineBridge Investments)
020  International Growth I Fund (American Century/Invesco/MFS)
033  International Small Cap Equity Fund (PineBridge Investments/ Invesco)
076  Large Cap Core Fund (Wells Capital Mgt.)
079  Large Capital Growth Fund (SunAmerica/Invesco)
040  Large Cap Value Fund (Boston Company/Perkins)
070  Lou Holland Growth Fund
037  Mid Cap Growth Fund (Invesco)
004  Mid Cap Index Fund (SunAmerica)
083  Mid Cap Strategic Growth Fund (PineBridge Investments/ Morgan Stanley)
038  Mid Cap Value Fund (Wellington/FAF Advisors)
049  Moderate Growth Lifestyle Fund (PineBridge Investments)
006  Money Market I Fund (SunAmerica)
044  Money Market II Fund (SunAmerica)
046  Nasdaq-100(R) Index Fund (SunAmerica)
017  Science & Technology Fund (T. Rowe Price/RCM/Wellington)
086  Small Cap Aggressive Growth (Wells Capital Mgt.)
018  Small Cap Fund (Invesco/T. Rowe Price/Bridgeway Capital Mgt.)
035  Small Cap Growth Fund (JP Morgan)
014  Small Cap Index Fund (SunAmerica)
084  Small Cap Special Values Fund (Wells Capital Mgt./Dreman)
085  Small-Mid Growth Fund (Wells Capital Mgt./Century Capital Mgt.)
036  Small Cap Value Fund (JP Morgan/SunAmerica/MetWest)
041  Socially Responsible Fund (SunAmerica)
010  Stock Index Fund (SunAmerica)
059  Strategic Bond Fund (PineBridge Investments)
082  SunAmerica 2020 High Watermark Fund
074  Value Fund (Oppenheimer)
054  Vanguard LifeStrategy Conservative Growth Fund
052  Vanguard LifeStrategy Growth Fund
053  Vanguard LifeStrategy Moderate Growth Fund
022  Vanguard Long-Term Investment-Grade Fund
023  Vanguard Long-Term Treasury Fund
025  Vanguard Wellington Fund
024  Vanguard Windsor II Fund
102  VALIC Commodities Fund (PineBridge Investments)]

For more complete information about any of the investment options listed above, including fees, charges and expenses, visit [WWW.VALIC.COM] or call [1-800-448-2542] for assistance or to request a prospectus.

PLEASE SEND COMPLETED FORMS TO:

VALIC Document Control
[P.O. Box 15648
Amarillo, TX 79105-5648]

Overnight Delivery:

VALIC Document Control
[2271 S.E. 27th Avenue
Amarillo, Texas 79103]

VL23573 v1/11